Exhibit 20.1


                            IQ POWER TECHNOLOGY INC.




                                NOTICE OF MEETING

                                       AND

                            MANAGEMENT PROXY CIRCULAR

                                     FOR THE

                      ANNUAL MEETING OF THE SHAREHOLDERS OF

                            IQ POWER TECHNOLOGY INC.

                                  SCHEDULED FOR

                                  JUNE 30, 2003

                            IQ POWER TECHNOLOGY INC.

                      NOTICE OF 2003 ANNUAL GENERAL MEETING

NOTICE IS HEREBY GIVEN that the 2003 annual general meeting (the "Meeting") of members of iQ Power Technology Inc. (the "Corporation") will be held in the Boardroom at 1111 West Hastings Street, Suite 708-A, Vancouver, British Columbia, Canada, on June 30, 2003, at the hour of 4:00 p.m. (Pacific Time) for general purpose of receiving and considering the report of the directors, the audited financial statements of the Corporation for the period ended December 31, 2002, and the report of the auditor thereon, as well as the following specific purposes:

(1)  To set the number of directors for the Corporation for the ensuing year;

(2)  To elect directors for the Corporation for the ensuing year;

(3) To re-appoint an auditor for the ensuing year at a remuneration to be fixed by the directors;

(4) To consider and, if thought fit, to pass a Special Resolution that the Articles of the Corporation be amended to change the name of the Corporation if determined by the directors to be in the best interests of the Corporation when and as provided in the accompanying Management Proxy Circular;

(5) To consider, and if thought fit, to pass a Special Resolution that the Articles of the Corporation be amended to provide for the establishment of a registered office of the Corporation in such province or territory of Canada as the board of directors of the Corporation may determine;

(6) To consider and, if thought fit, to approve all matters relating to stock options and the Stock Option Plan of the Corporation as more particularly described in the accompanying Management Proxy Circular;

(7) To consider and, if thought fit, to approve the board of directors remuneration proposals described in the accompanying Management Proxy Circular;

(8) To ratify and confirm all acts, deeds and things done and proceedings taken by the directors and officers of the Corporation on its behalf since the last annual general meeting; and

(9) To transact such other business as may be properly transacted at the Meeting or at any adjournment thereof.

Members who are unable to attend the Meeting in person are requested to read the notes accompanying the instrument of proxy and complete and return the proxy to the Corporation's transfer agent, Computershare Trust Company of Canada, Fourth Floor, 510 Burrard Street, Vancouver, British Columbia, V6C 3B9, Facsimile No.:
(604) 683-3694, or the Corporation, not less than forty-eight (48) hours (excluding Saturdays, Sundays and holidays) before the time fixed for the Meeting.


DATED at the City of Vancouver, in the Province of British Columbia, Canada, as of the 5th day of June, 2003.

                                    By Order Of The Board Of Directors


                                    /s/ Gregory A. Sasges
                                    --------------------------------------------
                                    GREGORY A. SASGES, Secretary

                            IQ POWER TECHNOLOGY INC.

                            MANAGEMENT PROXY CIRCULAR
                          as at and dated May 31, 2003

                             Solicitation of Proxies
                             -----------------------

This management proxy circular is furnished in connection with the solicitation of proxies by management of iQ Power Technology Inc. (hereinafter variously referred to as "we," "us," "our, and "the Corporation") for use at the 2003 annual general meeting (the "Meeting") of shareholders of the Corporation to be held on June 30, 2003, at the time and place and for the purposes set forth in the Notice of Meeting.

The cost of this solicitation will be borne by the Corporation.

                      Appointment and Revocation of Proxies
                      -------------------------------------

The persons named in the accompanying form of proxy are directors of the Corporation. A shareholder desiring to appoint some other person (who need not be a shareholder) to represent him or her at the meeting may do so, either by striking out the printed names and inserting the desired person's name in the blank space provided in the form of proxy or by completing another proper form of proxy and in either case delivering the completed proxy to the office of Computershare Trust Company of Canada, 4th Floor, 510 Burrard Street, Vancouver, British Columbia, V6B 3B9, facsimile no.: (604) 683-3694 or to the Corporation's office, not less than forty-eight (48) hours (excluding Saturdays, Sundays and holidays) before the time fixed for the Meeting.

The chair of the Meeting will have the discretion to accept or reject proxies otherwise deposited.

A shareholder who has given a proxy may revoke it by an instrument in writing delivered to the said office of Computershare Trust Company of Canada or the Corporation's office at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, or to the chair of the Meeting, or in any manner provided by law.

                                Voting of Proxies
                                -----------------

The securities represented by the proxy will be voted or withheld from voting in accordance with the instructions of the shareholder on any ballot that may be called for, and if the shareholder specifies a choice with respect to any matter to be acted upon, the securities will be voted accordingly. The form of proxy confers authority upon the named proxyholder with respect to matters identified in the accompanying notice of Meeting. If a choice with respect to such matters is not specified, it is intended that the person designated by management in the form of proxy will vote the securities represented by the proxy in favour of each matter identified in the proxy and for the nominees of management for directors and auditor.

The proxy confers discretionary authority upon the named proxyholder with respect to amendments to or variations in matters identified in the accompanying notice of Meeting and other matters that may properly come before the Meeting. As at the date of this management proxy circular, management is not aware of any amendments, variations, or other matters. If such should occur, the persons designated by management will vote thereon in accordance with their best judgment, exercising discretionary authority.

                 Voting Securities and Principal Holders Thereof
                 -----------------------------------------------

The voting securities of the Corporation consist of an unlimited number of Common Shares without par value. As at the date of this management proxy circular, 22,075,521 Common Shares without par value were issued and outstanding, each such share carrying the right to one (1) vote at the Meeting. By operation of the provisions of the Canada Business Corporations Act, the date immediately preceding the date of mailing of the accompanying Notice of Meeting is the record date for the purpose of determining those shareholders entitled to receive notice of, and to vote at the Meeting.

To the knowledge of the directors and senior officers of the Corporation, no person beneficially owns, directly or indirectly, or exercises control or direction over, voting securities carrying more than 10% of the voting rights attached to the voting securities of the Corporation.

Other than the election of directors, the resolutions contained in the Notice of Meeting require the positive vote of more than 50% of the votes cast on the resolution with the exception of special resolutions that require the positive vote of more than 66 2/3% of the votes cast on the special resolution.

                    Number of Directors [proxy resolution 1]
                    ----------------------------------------

The Articles of the Corporation provide for the election of a minimum of one and a maximum of ten directors. Currently the Corporation has six director positions and five directors with one vacancy on the board of directors. Management is proposing that shareholders establish the same number of director positions for the ensuing year and is proposing a sixth director to fill the vacant position as more particularly described below.

                      Election of Directors [resolution 2]
                      ------------------------------------

The persons named in the following table are current directors of the Corporation, other than Rudolph Heinz, and management's nominees to the board for the ensuing year. The current appointments of each of the existing directors expire on the date of the annual general meeting. Each director elected will hold office until the next annual general meeting or until his or her successor is duly elected or appointed unless his or her office is earlier vacated in accordance with the Articles of the Corporation or unless he or she becomes disqualified to act as a director.

--------------------------------------------- ------------------------------ ------------------------- ------------------------
            Name of Nominee and                   Principal Occupation             Period From                Number of
     Present Position with Corporation         at the present and for the         Which Nominee              Approximate
                                                  preceding five years          Has Been Director        Voting Securities1
--------------------------------------------- ------------------------------ ------------------------- ------------------------
Hans Ambos                                    Senior  executive in the high       June 30, 1999                40,000
Munich, Germany                               technology  field,  including
Director                                      service   with   Daimler-Benz
                                              Aerospace,     the     German
                                              Ministry of Defence,  Dornier
                                              Aerospace,   the  NATO   MRCA
                                              Management   Agency  (NAMMA),
                                              and   the   NATO   Industrial
                                              Advisory Group (NIAG)
--------------------------------------------- ------------------------------ ------------------------- ------------------------
Gunther Bauer                                 Vice-President,  Research and     August 25, 1998             1,000,000
Munich, Germany                               Development   of   iQ   Power
Director, and Vice-President, Research and    Technology     Inc.;     Vice
Development                                   President,  Engineering of iQ
                                              Battery      Research     and
                                              Development GmbH
--------------------------------------------- ------------------------------ ------------------------- ------------------------
Peter Braun                                   President      and      Chief     August 25, 1998               800,000
Munich, Germany                               Executive   Officer   of   iQ
Director, Chief Executive Officer, President  Power     Technology    Inc.;
                                              President      iQ     Battery
                                              Research and Development GmbH
--------------------------------------------- ------------------------------ ------------------------- ------------------------
Russell French                                President       of      Mayon   December 20, 1994                     1
Vancouver, BC, Canada                         Management              Ltd.;
Director and Vice-President, Business         Vice-President,      Business
Development                                   Development   of   iQ   Power
                                              Technology Inc.
--------------------------------------------- ------------------------------ ------------------------- ------------------------
Rudolph Heinz                                 Independent   Financial   and             Nominee                22,500
Hofheim, Germany                              Management        Consultant;
Nominee Director                              Director,    Geschaftsfuhrer,
                                              Oppenberg   Capital   Markets
                                              GmbH;  Dynamics    Vermogens-
                                              verwaltung AG;
--------------------------------------------- ------------------------------ ------------------------- ------------------------
Gregory Sasges                                Lawyer, Gregory A. Sasges           June 30, 1999                   Nil
Vancouver, BC, Canada                         Law Corp.; Partner at Werbes
Director, and Secretary                       Sasges & Company
--------------------------------------------- ------------------------------ ------------------------- ------------------------

--------------------------
1 voting securities beneficially owned, directly or indirectly, or over which control or direction is exercised (exclusive of options).

All of the proposed nominees are ordinarily resident in Canada, except for Hans Ambos, Peter Braun, Gunther Bauer, and Rudolph Heinz who are ordinarily resident in Germany.

The board of directors has not appointed an executive committee.

The Corporation is required to have an audit  committee.  Hans Ambos and Russell
French currently comprise that committee. Management will be asking Rudolph Heinz to join that committee if he is elected a director of the Corporation at the Meeting.

                     Appointment of Auditor [resolution 3]
                     -------------------------------------

The persons named in the enclosed instrument of proxy intend to vote for the re-appointment of Deloitte Touche, Chartered Accountants, as the Corporation's auditor until the next annual general meeting of shareholders at a remuneration to be fixed by the board of directors. Deloitte Touche were first appointed auditor of the Corporation in 1998 and have held the position since then.

                       Statement of Executive Compensation
                       -----------------------------------

                             Executive Compensation

                     Compensation Of Directors And Officers

The following table sets forth the compensation paid to the Corporation's chief executive officer and each of its four most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 (each a "Named Executive Officer") during the fiscal year ended December 31, 2002, 2001, and 2000.

                           Summary Compensation Table
                           (in United States Dollars)
                                  Annual Compensation                      Long Term Compensation
                      ------------------------------------------------------------------------------------
                                                                             Awards             Payouts
                                                                  ----------------------------------------
                                                                                  Restricted
                                                                    Securities     Shares or
                      Fiscal                        Other Annual      under       Restricted   LTIP
  Name and Principal   Year   Salary     Bonus      Compensation   Options/SARs   Share Units  Payouts      All Other
       Position        Ended    (US$)      (US$)       (US$)       Granted (#)       (US$)       (US$)     Compensation
 ------------------------------------------------------------------------------------------------------------------------
 Peter E. Braun,       2000     102,000      -           -            465,000          -           -            -
     President and
     CEO               2001     102,000      -           -            745,000          -           -            -

                       2002     102,000      -        5,146(1)        280,000          -           -         1,548(2)

 Gunther C. Bauer,     2000     96,000       -           -            465,000          -           -            -
     Vice President
     Research and      2001     96,000       -           -            745,000          -           -            -
     Development
                       2002     96,000       -        5,146(1)        280,000          -           -            -

----------------------
(1) Represents pension fund contributions made on behalf of these named executive officers.
(2)  Represents payment on personal life insurance policy.

     During the Corporation's most recently completed financial year ended December 31, 2002, it did not have a general pension plan for its directors, officers or employees.

                         Options to Purchase Securities
                         ------------------------------

During the Corporation's last completed fiscal year ended December 31, 2002, it did not grant any incentive stock options to its directors and officers. No stock appreciation rights ("SARs") were granted during this period.

                             Principal Shareholders
                             ----------------------

The following table sets forth as of December 31, 2002, information concerning the beneficial ownership of the Corporation's shares by persons who are known by it own beneficially more than 5% of shares, by each of its then directors, by each of its Named Executive Officers and by all of its then directors and executive officers as a group. The calculations in the table are based on an aggregate of 20,348,227 shares outstanding as of December 31, 2002. Unless otherwise noted all addresses of the beneficial owners are Erlenhof Park, Inselkammer Strasse 4, D-82008, Unterhaching, Germany. The symbol "*" indicates that the amount shown is less than 1% of outstanding shares.

                Name and Address                           Number of                    Percentage of Class
              of Beneficial Owner                            shares
  -------------------------------------------- ----------------------------------- ------------------------------
  Gunther Bauer(1)........................                 1,522,500                           7.29%
  Peter E. Braun(2).......................                 1,322,500                           6.34%
  Russell French(3)                                         280,001                            1.36%
    Suite 708-A
    1111 West Hastings Street
    Vancouver, B.C.  V6E 2J3
  Hans Ambos(4)                                             235,000                            1.14%
  John Lawson(5)                                            435,510                            2.12%
    Suite 708-A
    1111 West Hastings Street
    Vancouver, B.C.  V6E 2J3
    (resigned   subsequent  to  December  31,
    2002)
  Gregory A. Sasges(6)                                      120,000                              *
    Suite 708-A
    1111 West Hastings Street
    Vancouver, B.C.  V6E 2J3
  All Directors and Officers as a Group(7)                 4,040,511                          18.08%

-----------------
(1) Includes vested options exercisable to purchase 522,500 shares within 60 days of December 31, 2002.
(2) Includes vested options exercisable to purchase 522,500 shares within 60 days of December 31, 2002.
(3) Includes vested options exercisable to purchase 280,000 shares within 60 days of December 31, 2002.
(4) Includes vested options exercisable to acquire 195,000 common shares within 60 days of December 31, 2002.
(5) Includes vested options exercisable to acquire 235,000 common shares within 60 days of December 31, 2002.
(6) Includes vested options exercisable to acquire 120,000 common shares within 60 days of December 31, 2002.
(7) Includes vested options exercisable to purchase, in the aggregate, 2,000,000 shares within 60 days of December 31, 2002.

    Aggregated Option/SAR Exercises During The Last Completed Fiscal Year And
                        Fiscal Year End Option/SAR Values

The following table sets out incentive stock options exercised by the Named Executive Officers during the last completed fiscal year as well as the fiscal year end value of stock options held by the named executive officers. During this period, no outstanding SARs were held by named executive officers.


----------------------------- ------------ ------------ ------------------------------ -----------------------------
            Name                Shares        Value         Number of securities           Value of unexercised
                               acquired     Realized       underlying unexercised      in-the-money options/SARs at
                                  on           ($)             options/SARs at                  FY-end ($)
                               exercise                          FY-end (#)
                                  (#)
                                                                Exercisable/                   Exercisable/
                                                                Unexercisable               Unexercisable (1)
----------------------------- ------------ ------------ ------------------------------ -----------------------------
Peter E. Braun, President          -            -                522,500/Nil                       Nil
    and CEO

Gunther C. Bauer, Vice             -            -                522,500/Nil                       Nil
    President Research and
    Development


(1) Based on the closing price of the Corporation's common shares as quoted on the NASD OTCBB of $0.47 for December 31, 2002.

                                Stock Option Plan

In December 1998, the Corporation's board of directors adopted the 1998 Stock Option Plan, which was amended with the approval of the shareholders of the Corporation in 1999, 2000, 2001 and 2002 to increase the number of shares authorized to be issued upon exercise of options granted under the plan (collectively as amended, the "Stock Option Plan"). The Stock Option Plan will continue in effect until all shares of Common Stock for issuance under the plan have been issued and all restrictions on such shares have lapsed. The Stock Option Plan is administered by the board of directors (or a committee thereof) and provides that options may be granted to the Corporation's officers, directors, employees and other persons, including consultants, as determined by the Plan Administrator in its sole discretion.

The options issued under the Stock Option Plan are exercisable at a price fixed by the Plan Administrator, in its sole discretion; provided that options granted in substitution for outstanding options of another corporation in connection with a merger, consolidation, acquisition of property or stock or other reorganization involving such corporation and us or any of our subsidiaries may be granted with an exercise price equal to the exercise price for the substituted option of the other corporation, subject to adjustment. Subject exceptions in the Stock Option Plan relating to death, divorce and estate planning techniques, options granted under the Stock Option Plan are non-assignable and non-transferable.

The maximum number of the shares reserved for issuance under the Stock Option Plan, as amended, is 4,714,000 shares. As of December 31, 2002, a total of 2,373,000 options were issued and unexercised under the Stock Option Plan. On January 18, 2002, the Corporation's granted options exercisable to acquire 30,000 shares.

Set forth below is a table that reflects the history of the Corporation's option grants and the repricing for options outstanding as of December 31, 2002:

                         Report On Repricing Of Options

-----------------------------------------------------------------------------------------------------------------
  Original Grant Date     # of Options         Original      Repriced         Repriced          Repriced
                          outstanding as       Exercise      Exercise Price   Exercise Price    Exercise Price
                          of Dec 31, 2002      Price         June 12, 2000    Jan 16, 2001      Jan 18, 2002
-----------------------------------------------------------------------------------------------------------------

  Jan 18, 2002                 30,000           $1.00             -                -               -
  June 28, 2001             1,415,000           $1.37             -                -             $1.00
  Jan 16, 2001                148,000           $0.50             -                -               -
  June 12, 2000               171,000           $1.50             -              $0.50             -
  Oct 15, 1999                115,000           $4.375          $1.50            $0.50             -
  July 7, 1999                160,000           $3.75           $1.50            $0.50             -
  June 28,1999                 34,000           $2.50           $1.50            $0.50             -
  Dec 1, 1998                 300,000           $2.50           $1.50            $0.50             -

  Total                     2,373,000

Peter Braun, our Chief Executive Officer, held 280,000 of the 1,415,000 options granted in 2001 and repriced in 2002 as reflected in the above table. Gunther C. Bauer, our Vice President of Research and Development, held 280,000 of the 1,415,000 options granted in 2001 and repriced in 2002 as reflected in the above table.

On January 18, 2002, the Board of Directors determined that it was in the best interest of the Corporation to reprice the 1,415,000 issued and outstanding stock options originally granted by the Corporation in fiscal 2001. The Corporation's Board of Directors approved a stock option repricing program. Under the program, all stock options having an exercise price of US$1.37 and granted under the Corporation's Stock Option Plan, including directors and Named Executive Officers, were repriced at an exercise price of $1.00 per share. The new exercise price represented a 10% premium over the then market price of $0.90 per share of common stock. Other than the lower exercise price, each repriced stock option under the repricing program retained the terms of the original grant, including the same vesting terms, number of shares and expiration date.

The Board of Directors approved the stock option repricing program as a result of the significant reduction in the price of the Corporation's common stock subsequent to the original grant of the options. The Board determined that the options having an exercise price of US$1.37 no longer provided meaningful incentive to the option holders to remain in the Corporation's employ and to maximize shareholder value. The Board believed that the exchange of new stock options with a lower exercise price for the Corporation's existing stock options would once again provide incentive to its officers, directors and employees to continue to provide services and to maximize shareholder value.

The following named executive officers held the following options that were repriced in 2002:

----------------------------- -- ------------------------ ------------------------------ --------------------------

            Name                  Number of securities        Exercise Price under        Repriced Exercise Price
                                  underlying options            Original Grant
----------------------------- -- ------------------------ ------------------------------ --------------------------
  Gunther C. Bauer, Vice
    President Research and              280,000                       $1.37                        $1.00
    Development

  Peter E. Braun, President
    and CEO                             280,000                       $1.37                        $1.00

                         Ten-Year Option/SAR Repricings

The following table reflects the participation of the Corporation's Chief Executive Officer and each Named Executive Officer in any option repricing by the Corporation over the past 10 years:

------------------- ----------------- ---------------- ----------------- ----------------- ----------- -----------------
 Name & Position          Date          Securities     Market Price of    Exercise Price      New         Length of
                     (of Repricing)     Underlying      Stock at Time       at Time of     Exercise     Original Term
                                        Options/SAR    of Repricing or     Repricing or      Price       Remaining at
                                        Repriced or       Amendment         Amendment         ($)          Date of
                                        Amended (%)          ($)               ($)                       Repricing or
                                                                                                          Amendment
------------------- ----------------- ---------------- ----------------- ----------------- ----------- -----------------
Peter E. Braun,        June 12, 2000        320,000        $1.38             $2.50            $1.50    8.5 years
President and          June 12, 2000         80,000        $1.38             $3.75            $1.50    9.0 years
Chief Executive         Jan 16, 2001        320,000        $0.50             $1.50            $0.50    8.0 years
Officer                 Jan 16, 2001         80,000        $0.50             $1.50            $0.50    8.5 years
                        Jan 18, 2002        280,000        $0.95             $1.37            $1.00    9.5 years

Gunther C. Bauer,      June 12, 2000        320,000        $1.38             $2.50            $1.50    8.5 years
Vice President         June 12, 2000         80,000        $1.38             $3.75            $1.50    9.0 years
Research and            Jan 16, 2001        320,000        $0.50             $1.50            $0.50    8.0 years
Development             Jan 16, 2001         80,000        $0.50             $1.50            $0.50    8.5 years
                        Jan 18, 2002        280,000        $0.95             $1.37            $1.00    9.5 years

                            Long-Term Incentive Plans

The Corporation has a long-term incentive plan although no cash or non-cash compensation intended to serve as an incentive for performance (whereby performance is measured by reference to financial performance or the price of the Company's securities) was paid or distributed to the executive officer listed or any other person, company, or entity during the most recently completed financial year under that plan. The Incentive Plan was adopted by shareholders in 2001 and amended in 2002 and provides for the issue of up to 2,500,000 Common Shares to valued directors, key employees, and consultants of the Corporation and similar such persons to encourage those persons to acquire a greater proprietary interest in the Corporation, thereby strengthening their incentive to achieve the objectives of the shareholders of the Corporation, and to serve as an aid and inducement in the hiring of new employees and to provide an equity incentive to consultants and other persons. The shares issued pursuant to the Incentive Plan will be issued at a discount to market price on the basis of resale restrictions prohibiting their being sold, assigned, pledged or otherwise transferred, voluntarily or involuntarily, by a plan participant until the Corporation meets certain performance requirements. Such restrictions on transfer shall, to the extent that such shares of Common Stock have not previously been forfeited to the Corporation, lapse on the last day of the fiscal period in which the Corporation shall have generated cumulative net revenue from inception of US$2,500,000 or more, calculated in accordance with United States generally accepted accounting principles. The shares awarded or sold under the Plan shall be forfeited to the Corporation if the Corporation shall not have generated cumulative net revenues from inception of US$2,500,000 or more, calculated in accordance with United States generally accepted accounting principles, prior to December 31, 2006. Certificates for the shares shall be issued in the plan participant's respective names and shall be held in escrow by the Corporation until all restrictions lapse or such shares are forfeited.

                             Director Compensation

Other than compensation paid to Peter Braun and Gunther Bauer, as disclosed above under the sub-heading "Compensation of Directors and Officers," none of the Corporation's directors have received any cash compensation, directly or indirectly, for their services rendered during the Corporation's most recently completed financial year.

The Corporation's shareholders approved the payment to each of its directors of an annual stipend of $2,500 together with an honorarium of $250 for each board meeting that the directors attend in the annual meetings of the Corporations shareholders held in both 2001 and 2002. For the fiscal years ended December 31, 2002 and 2001, however, no such payments were made to the directors in respect of meeting attendance or board service. The Corporation will pay both the stipends and honorariums generally described above for fiscal year 2003 if sufficient cash is available.

Other than the Corporation's Incentive Plan and its Stock Option Plan, it does not have any non-cash compensation plans for its directors and it does not propose to pay or distribute any non-cash compensation during the current financial year except under those plans.

                      Employment And Consulting Agreements

Effective September 1, 1998, Peter E. Braun and Dr. Gunther C. Bauer entered into employment agreements with the Corporation providing for annual salaries of $102,000 and $96,000, respectively. Mr. Braun's and Dr. Bauer's employment agreements are for a term of five (5) years.

The laws of Germany govern each of the Named Executive Officer's employment agreements mentioned above.

                              Management Agreements

The Corporation is party to a consulting agreement dated August 25, 1998, with Mayon Management Ltd. of Vancouver, British Columbia, Canada, a company owned and controlled by Russell French, the current Vice-President, Business Development and a director of the Corporation. Under the terms of the agreement, the Corporation pays Mayon Management Ltd. US$6,000 per month. The agreement had an initial term of three years. By operation of the agreement, the agreement was automatically renewed for a period of one year on each of August 25, 2001, and August 25, 2002.

 Termination of Employment, Change in Responsibilities and Employment Contracts

There are no employment contracts between either the Corporation or its subsidiaries and the Named Executive Officers except as referred to under the heading "Employment and Consulting Agreements" above.

Neither the Corporation nor any of its subsidiaries have any plan or arrangement with respect to compensation to its executive officers which would result from the resignation, retirement or any other termination of the executive officers' employment with the Corporation and its subsidiaries or from a change of control of the Corporation or any subsidiary of the Corporation or a change in the executive officers' responsibilities following a change in control, where in respect of an executive officer the value of such compensation exceeds Cdn$60,000 except as described above.

                  Indebtedness of Directors and Senior Officers

None of the directors or senior officers of the Corporation or any of its associates or affiliates, are or have been indebted to the Corporation at any time since the beginning of the last completed financial year other than in the usual course of their employment in connection with advances made on account of expenses to be incurred on behalf of the Corporation. For further information please refer to the financial statements of the Corporation.

                  Interest of Insiders In Material Transactions
                  ---------------------------------------------

The directors and officers of the Corporation have an interest in the resolutions concerning the election of directors, stock options, and the other remuneration initiatives. Otherwise no director or senior officer of the Corporation or any associate of the foregoing has any substantial interest, direct or indirect, by way of beneficial ownership of shares or otherwise in the matters to be acted upon at the Meeting, except for any interest arising from the ownership of shares of the Corporation where the shareholder will receive no extra or special benefit or advantage not shared on a pro rata basis by all holders of shares in the capital of the Corporation.

                  Particulars of Other Matters to be Acted Upon
                  ---------------------------------------------

                     Change in Corporate Name [resolution 4]

To enable the Corporation to change its name should the board of directors determine it to be in the best interests of the Corporation, the Corporation is seeking approval of its shareholders to a special resolution which would approve a change in the name of the Corporation to 3099458 Canada Inc. or such other name as the board of directors may approve so as. Under the Canada Business Corporations Act, the board of directors is, in turn, authorized to change a designating number name to a verbal name.

The foregoing is an empowering resolution only and the board may determine not to proceed with any name change. Accordingly, the board of directors is also seeking shareholder authorization to forego or delay the implementation of the name change or to revoke the special resolution approving the name change before it is acted on without further approval of the shareholders of the Corporation. The text of the proposed Special Resolution is provided in full in Schedule "A" and the proposed Articles of Amendment are attached as Schedule "B".

The proposed change in corporate name is subject to documentation in support being accepted for filing by the Director under the Canada Business Corporations Act and the United States National Association of Stock Dealers subsequent to receipt of shareholder approval.

                Authorization to Directors to Change Location of
                        Registered Office [resolution 5]

British Columbia is currently designated as the province in Canada where the registered office of the Corporation must be located. Management believes it is in the best interests of the Corporation to provide the board of directors with the flexibility to change the province or territory of Canada in which the Corporation's registered office is located and to file an amendment of the Articles of the Corporation accordingly should circumstances arise between annual meetings of the shareholders and, therefore, is seeking shareholder approval to a special resolution to this effect.

The foregoing is an empowering resolution only and the board may determine not to proceed with the alterations of the Articles. Accordingly, the board of directors is also seeking shareholder authorization to forego or delay the implementation of the special resolution before it is acted on without further approval of the shareholders of the Corporation. The text of the proposed Special Resolution is provided in full in Schedule "C" and the proposed Articles of Amendment are attached as Schedule "D".

                            Remuneration Initiatives

Management has reviewed with the professional advisers of the Corporation the ability of the Corporation to attract and retain the services of directors, executives, and employees as the Corporation grows and commercializes its technology and has concluded that, in light of the limited ability of the Corporation to pay market-rate salaries, the Corporation must be a leader in the introduction of incentive packages for its personnel to ensure it can attract the directors, executives, and employees it needs to implement its business plan. It does so by using a range of remunerative options that it can offer targeted personnel it has engaged or is or may be in the future seeking to engage.

                          Stock Options [resolution 6]

The Stock Option Plan was originally structured for the purpose of reserving 20% of the issued and outstanding shares of the Corporation from time to time for issue under the Plan. Under US registration rules, the amount of shares reserved for grant under a plan must include shares reserved but not granted, shares reserved and subject to granted options, and shares reserved and issued on the exercise of options. As such, given the Plan has been operating for almost 5 years, management of the Corporation is seeking shareholder approval to a resolution which would allow the board to amend the Plan to reserve for issuance pursuant to the Plan, subject to such approvals as may be required by the regulatory bodies, in the aggregate, that number of shares equal to the sum of all shares reserved and issued on the exercise of options under the Plan together with 20% of the issued and outstanding shares of the Corporation under the two categories of shares reserved but not granted and shares reserved and subject to options (all amounts being determined as at the Meeting Date), subject to increase or decrease through subdivision or consolidation of the outstanding Common Shares of the Corporation. That amount is currently estimated at 5,382,600 shares (although 967,500 such shares have already been issued leaving only 4,415,100 shares available for issue) and is subject to change should the Corporation complete any equity financings or issue any shares on the exercise of options or otherwise between the date of this Circular and the Meeting Date. The actual number will be calculated on the Meeting Date and provided to the Meeting before consideration of any motion concerning the stock options or the Stock Option Plan.

The foregoing is an empowering resolution only and the board may determine not to proceed to implement the change. By passing the empowering resolution concerning stock options, shareholders will be approving all stock options granted in the past year, the amendment of any stock option agreements and stock options amended in the past year, the issue of any shares on the exercise of stock options in the past year or in the future, the granting of new stock options, and the amendment of the Stock Option Plan at such time as the Board of Directors determines the same is advisable as well as any new stock option agreements or stock options by the Corporation in the ensuing year, including all matters concerning stock options of the Corporation described herein.

                 Board of Directors Remuneration [resolution 7]

Shareholders of the Corporation approved an initiative in each of 2001 and 2002 providing for the cash compensation of directors in recognition of the services provided by the directors in serving on the board of directors of the Corporation and attending board meetings. The initiative provided for each director to receive an annual stipend of US$2,500 upon appointment to the board together with an honorarium of US$250 for each board meeting attended. The directors deferred payment of that remuneration in both 2001 and 2002 given the cash position of the Corporation and management is seeking ratification of that initiative for 2003 as well as the payment of the deferred fees at such time as the board determines the Corporation is in a position to pay the deferred amounts. Management estimates the board will hold at least 4 board meetings in the next year.

                  Approval of Acts of Directors [resolution 8]

Management is seeking shareholder approval to a resolution that would ratify and confirm all acts, deeds and things done and proceedings taken by the directors and officers of the Corporation on its behalf since the last annual general meeting as more particularly described in the news releases, regulatory filings, and financial statements of the Corporation.

Management knows of no other matters to come before the Meeting of members other than referred to in the Notice of Meeting. However, if any other matters which are not known to the management of the Corporation shall properly come before the said Meeting, the form of proxy given pursuant to the solicitation by management of the Corporation will be voted on such matters in accordance with the best judgment of the persons voting the proxy.

                          Future Shareholder Proposals
                          ----------------------------

The final date by the Corporation must receive a proposal for any matter that a person entitled to vote at an annual meeting proposes to raise at the next annual meeting of the Corporation is 90 days before the annual anniversary of the date of this Management Proxy Circular.

The contents of this Management Proxy Circular and its mailing to Shareholders have been approved by the Directors of the Corporation.

                                             By Order Of The Board Of Directors


                                             /s/ Gregory A. Sasges
                                             -----------------------------------
                                             GREGORY A. SASGES, Secretary

                                  SCHEDULE "A"
                                  ------------

                               SPECIAL RESOLUTION

CHANGE OF NAME (empowering resolution)
--------------

UPON MOTION DULY MADE AND SECONDED,  IT WAS RESOLVED,  AS A SPECIAL  RESOLUTION,
THAT:

1. the Articles of the Corporation be amended to change the name of the Corporation to 3099458 Canada Inc., or such other name as the Board of Directors may approve,

2. the By-laws of the Corporation be altered accordingly, wherever the name of the Corporation appears therein, and

3. the Directors of the Corporation be authorized to forego, delay the implementation of, or to revoke this special resolution before it is acted on without further approval of the shareholders of the Corporation.

                                  SCHEDULE "B"
                                  ------------

    Industry Canada       Industrie Canada                         FORM 4                              FORMULE 4
    Canada Business       Loi canadienne sure les           ARTICLES OF AMENDMENT                CLAUSE MODIFICATRICES
    Corporations Act      societes par actions               (SECTION 27 OR 177)                  (ARTICLES 27 OU 177)
-----------------------------------------------------------------------------------------------------------------------------------
1 - Name of Corporation - Denomination sociale de la societe                      | 2 - Corporation No. - N(Degree) de la societe
                                                                                  |
iQ Power Technology Inc.                                                          | 309945-8
                                                                                  |
                                                                                  |
                                                                                  |
-----------------------------------------------------------------------------------------------------------------------------------
3 - The articles of the above-named corporation are amended as      Les statuts de la societe ci-haut mentionee sont modifies de la
follows:                                                            facon suivante:

A. Pursuant to s.173(1)(a) of the Canada Business Corporations Act, Article 1 is amended to change the name of the Corporation from iQ Power Technology Inc. to 3099458 Canada Inc.


























------------------------------------------------------------------------------------------------------------------------------------
Date                                  |  Signature                              |4 - Description  of Office - Description  du poste
                                      |                                         |
                                      |                                         |SECRETARY
------------------------------------------------------------------------------------------------------------------------------------
FOR   DEPARTMENTAL   USE  ONLY        |  Printed Name - Nom en letters  moulees |
A L'USAGE DU MINISTERE  SEULEMENT     |                                         |
Filed                                 |                                         |
Deposee                               |                                         |
--------------------------------------------------------------------------------

                                  SCHEDULE "C"
                                  ------------

                               SPECIAL RESOLUTION

AMENDMENT OF ARTICLES (empowering resolution)
---------------------

UPON MOTION DULY MADE AND SECONDED,  IT WAS RESOLVED,  AS A SPECIAL  RESOLUTION,
THAT:

1. the Articles of the Corporation be amended to provide for the establishment of the registered office of the Corporation in such territory or province of Canada as the Board of Directors may by resolution determine,

2. the By-laws of the Corporation be altered accordingly to give effect to the foregoing amendments to the Articles, and

3. the Directors of the Corporation be authorized to forego, delay the implementation of, or to revoke this special resolution before it is acted on without further approval of the shareholders of the Corporation.

**                                  SCHEDULE "D"
                                  ------------

                              ARTICLES OF AMENDMENT


                           CANADA BUSINESS                                                     LOI SUR LES SOCIETES
                           CORPORATIONS ACT                                                  COMMERCIALES CANADIENNES
                                FORM 4                                                               FORMULE 4
                        ARTICLES OF AMENDMENT                                                 CLAUSES MODIFICATRICES
                         (SECTION 27 OR 171)                                                   (ARTICLES 27 OU 171)

-----------------------------------------------------------------------------------------------------------------------------------
1 - Name of Corporation - Denomination de la societe                              | 2 - Corporation No. - N(Degree) de la societe
                                                                                  |
iQ Power Technology Inc.                                                          | 309945-8
                                                                                  |
                                                                                  |
                                                                                  |
-----------------------------------------------------------------------------------------------------------------------------------
3 - The articles of the above-named corporation are amended as      Les statuts de la societe ci-haut mentionee sont modifies de la
follows:                                                            facon suivante:

Pursuant to s.173(1)(b) of the Canada Business Corporations Act, Article 2 is amended to provide that the registered office of the Corporation must be in __________________ [the province or territory stipulated in a resolution of the Corporation's board of directors subsequent to the 2003 annual meeting], Canada.





















-----------------------------------------------------------------------------------------------------------------------------------
Date                                  |  Signature                              | Description of Office - Description du poste
                                      |                                         |
                                      |                                         | SECRETARY
-----------------------------------------------------------------------------------------------------------------------------------
FOR   DEPARTMENTAL   USE  ONLY                                                        A L'USAGE DU MINISTERE  SEULEMENT
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                |  Filed - Deposee
-----------------------------------------------------------------------------------------------------------------------------------